Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made and entered into as of July 16, 2021 (the "Effective Date"), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and MIDFIRST BANK, a federally charted savings association ("Lender").

Background Recitals

A.    Borrower and Lender are parties to that certain Amended and Restated Loan Agreement dated as of February 15, 2021, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of April 1, 2021 (as amended, the "Loan Agreement"). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.    Borrower has requested that Lender (i) agree to increase the Maximum Revolving Principal Amount from $15,000,000 to $20,000,000, and (ii) certain other changes in the Loan Agreement, and Lender has agreed to such requests, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.INCREASE OF MAXIMUM REVOLVING PRINCIPAL AMOUNT.

1.1.    Maximum Revolving Principal Amount. Subject to the terms and conditions set forth in this Amendment, Lender hereby agrees to increase the Maximum Revolving Principal Amount from $15,000,000 to $20,000,000. Accordingly, the definition of Maximum Revolving Principal Amount appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"Maximum Revolving Principal Amount" means $20,000,000.00, or if the Termination Date has occurred (and has not been extended by Lender in writing in its sole discretion), $0.

1.2.    Replacement Revolving Note. Borrower shall make, execute and deliver a replacement Promissory Note (Revolving Loan) in the form of Exhibit A attached hereto (the "Replacement Revolving Note") payable to Lender in the principal amount of $20,000,000. From and after the Effective Date, all references in the Loan Agreement or any other Loan Documents to the Promissory Note evidencing the Revolving Loan or the Revolving Note shall be deemed references to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor.

2.INTEREST RATE. The definition of "LIBO Rate" appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"LIBO Rate" means the lesser of (i) the Maximum Rate, and (ii) the rate per annum equal to the sum of (a) the quotient of the LIBOR Index for Interest Period in question divided by (1 minus the Reserve Requirement), and (b) the LIBOR Margin. Notwithstanding the foregoing, the LIBO Rate shall never be less than 2.75%.

3.    NOTICE INFORMATION. The notice address for the Borrower set forth in Section 6.18 of the Loan Agreement is hereby amended as follows:

To Borrower:                             5404 South 122nd East Avenue

Tulsa, OK 74146

Attn: Craig White, President and CEO

4.    CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

4.1.    Execution of Amendment Documents. The following documents (collectively, the "Amendment Documents") shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender:

(a)    this Amendment; and

(b)    the Replacement Revolving Note.

4.2.    Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

5.    REPRESENTATIONS AND WARRANTIES.

5.1.    Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

5.2.    Additional Representations and Warranties.

5.2.1.    Power; Transactional Authority; Enforceability. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment. Borrower has duly executed and delivered this Amendment. This Amendment constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by this Amendment, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

5.2.2.    No Violation; No Consent. Borrower's execution, delivery and performance of this Amendment, and compliance with the terms and provisions of the Loan Documents, as amended by this Amendment, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or Borrower's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of the Property or Borrower's other assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of incorporation or other documents and agreements governing Borrower's existence, management or operation. Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by this Amendment.

5.2.3.    Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

5.2.4.    Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

5.2.5.    No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

6.    MISCELLANEOUS.

6.1.    Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

6.2.    No Course of Dealing; Past Acceptance. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested. Lender acknowledges that Lender and its agents in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted Events of Default under the Loan Documents. Borrower acknowledges that no such acceptance or grace granted by Lender or its agents in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Borrower Parties strictly comply with the terms of the Loan Documents, as modified by the terms of this Amendment. Furthermore, Borrower specifically acknowledges that any future grace or forgiveness of any Events of Default shall not constitute a waiver or diminishment of any right of Lender with respect to any future Event of Default, whether or not similar to any Event of Default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

6.3.    Release. Borrower hereby releases, remises, acquits and forever discharges Lender and any co-lender or loan participant, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, liens, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character (collectively, "Claims"), known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the other Loan Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability, that it now has or may hereafter have against any Released Party, and hereby agrees to indemnify and hold harmless Lender and each other Released Party for all Claims that any Person may bring against any such Released Party that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

6.4.    Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

6.5.    No Modification. This Amendment along with the Loan Documents supersedes and merges all prior and contemporaneous promises and agreements. No modification of this Amendment or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. The Parties further agree that the Loan Agreement, as amended by this Amendment, may not in any way be explained or supplemented by a prior, existing or future course of dealings between the Parties or by any prior, existing, or future performance between the Parties pursuant to this Amendment, the Loan Agreement or otherwise.

6.6.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

6.7.    Applicable Law. This Amendment and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts of law).

6.8.    Counterparts; Miscellaneous. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument. This Amendment is a Loan Document. Time is of the essence with respect to this Amendment. The Parties acknowledge and confirm that each of their respective attorneys has participated or has had the opportunity to participate jointly in the review and revision of this Amendment and that it has not been written solely by counsel for one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party will not favor either Party against the other. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties and their successors and assigns.

6.9.    Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the Effective Date.

Borrower:                                             EDUCATIONAL DEVELOPMENT CORPORATION,

a Delaware corporation

By:         /s/ Craig White

Name:    Craig White

Title:       President and CEO

Borrower's Signature Page

to

Second Amendment to Amended and Restated Loan Agreement

Lender:                                                      MIDFIRST BANK, a federally chartered savings association

By:         /s/ Marc Short

Name:    Marc Short

Title:      Senior Vice President

Lender's Signature Page

to

Second Amendment to Amended and Restated Loan Agreement

EXHIBIT A

REPLACEMENT REVOLVING NOTE

(See attached.)

PROMISSORY NOTE

(Revolving Loan)

$20,000,000.00	July 16, 2021

MIDFIRST BANK, a federally chartered savings association (collectively, with any holder of this Note, "Lender") has made a loan ("Loan") to EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), pursuant to an Amended and Restated Loan Agreement dated as of February 15, 2021 (as, from time to time, amended, modified or restated, the "Loan Agreement"), between Lender and Borrower. All capitalized terms used, but not otherwise defined in this Promissory Note have the meaning assigned such capitalized terms in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at 501 NW Grand Blvd. Oklahoma City, OK 73118, or at such other address as may be specified by Lender, the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00), or such amounts as may be advanced under the Revolving Loan pursuant to the terms of the Loan Agreement, in Dollars, with interest thereon as set forth in the Loan Agreement, and to be paid in accordance with the terms of the Loan Agreement. Borrower's obligations to Lender are governed by the Loan Agreement.

1.    All terms of the Loan Agreement are incorporated into this Note.

2.    This Note is secured, in part, by the Security Instruments.

3.    This Note only evidences Borrower's obligations to Lender under the Revolving Loan which are more specifically set forth in the Loan Agreement.

4.    This Promissory Note is issued by Borrower in replacement, ratification and continuation of, but not in extinguishment or novation of, that certain Promissory Note (Revolving Loan) dated February 15, 2021, payable to the order of Lender in the stated principal amount of $15,000,000 (the "Prior Note"). All Security Instruments securing payment of the Prior Note, and the liens and security interests created thereby, shall continue in full force and effect, unabated and uninterrupted, as security for payment of this Promissory Note and the indebtedness evidenced hereby. This Note shall be construed and enforced in accordance with the laws of the State of Oklahoma.

5.    THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT. THIS NOTE IS NOT GOVERNED BY ARTICLE 3 OF THE UCC.

EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation

By:         /s/ Craig White

Name:    Craig White

Title:      President and CEO